SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-9913
SERIES NO.: 5


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 1,695
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $    55
       Class C                                                      $    53
       Institutional Class                                          $   656

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.1182
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.0176
       Class C                                                       0.0176
       Institutional Class                                           0.1773


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       17,592
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        3,127
       Class C                                                        3,389
       Institutional Class                                            5,584

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 28.93
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 27.97
       Class C                                                      $ 27.96
       Institutional Class                                          $ 29.35